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                        [STURM, RUGER & CO., INC. LOGO]
SOUTHPORT, CONNECTICUT 06890 U.S.A.

                                                           FOR IMMEDIATE RELEASE

For further information contact:

William B. Ruger, Jr.  603-863-3300
Stephen L. Sanetti     203-259-7843
Thomas A. Dineen       203-259-7843

                      STURM, RUGER & COMPANY, INC. REPORTS
                             FIRST QUARTER EARNINGS

      SOUTHPORT, CONNECTICUT, April 19, 2004--Sturm, Ruger & Company, Inc. (NYSE-RGR), today reported first quarter 2004 net sales of $40.2 million compared to $41.1 million in the first quarter of 2003, and net income of $3.9 million or $0.14 per share compared to $4.5 million or $0.17 per share in the first quarter of 2003.

      Chairman William B. Ruger, Jr. commented on the firearms results, "While firearm shipments were consistent with the prior year, the commencement of shipments of many of our highly-demanded new models during the latter portion of the quarter is quite encouraging. Among these new models, all chambered for the new .204 Ruger cartridge, the highest velocity centerfire cartridge in commercial use, were the Ruger Number 1 Standard Rifle, the Ruger Number 1 Stainless Varminter Rifle, the Ruger All-Weather Ultra Light M77 Mark II Rifle, and the Ruger Target Grey Model M77 Mark II Target Rifle. The New Ruger 10/22 Rifle, the first major restyling of the Ruger 10/22 in 40 years, also debuted in the first quarter, as did shipments of our much-anticipated Ruger Gold Label side-by-side Double Shotgun."


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Sturm, Ruger Earnings page 2


      Mr. Ruger reiterated the Company's ongoing commitment to firearms innovation, "Last week at the NRA Show in Pittsburgh, we introduced even more new product offerings for this year. Three new Mark III rimfire pistols, featuring the Ruger Mark III Standard model, a redesigned Ruger Mark III 22/45 pistol, and a .17 Mach 2 rimfire pistol, all were met with tremendous enthusiasm. Additional new firearm models are also scheduled for introduction later in 2004, which bodes well for the year. This will be our strongest year of new product introductions in quite some time."

      Mr. Ruger also remarked on the Company's investment castings business, "Although our castings sales decreased 12% from the prior year, we are committed to this technology as our castings expertise is instrumental to our ability to continue to meet the steady demand for new firearm products."

      Mr. Ruger was encouraged by the strength of the Company's balance sheet, "We remain financially solid. At March 31, 2004, we remain debt free, with $51 million of cash and short-term investments."

      Stephen Sanetti, President and Chief Operating Officer, commented on the Company's continuing success in the courtroom, "Although the fight is not yet over, I am happy to report that we are winning the battle against those that want to hold this lawful industry responsible for the illegal acts of violent criminals. Newark's municipal lawsuit was the latest such case to be dismissed on March 10, 2004. While we were pleased to obtain yet another dismissal of these baseless and costly municipal lawsuits, their only genuine resolution will be the enactment of federal preemptive legislation to prevent the filing of such lawsuits arising out of the criminal misuse of lawfully sold, non-defective products. Clearly, such legislation has widespread


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Sturm, Ruger Earnings page 3


bipartisan popular support, and likely would have passed the U.S. Senate recently but for being loaded down with amendments that have nothing to do with its merits. We trust that, at the appropriate time, similar Federal legislation will be reconsidered."

      March 19, 2004, marked the first anniversary of the Company's state-of-the-art website at www.ruger.com. This website has met with an overwhelming response, attracting 3 million visitors in its first year. Up-to-the-minute information about the Company, our products, firearm accessories, safety offerings, and financial statements await site visitors.

      Mr. Ruger affirmed the Company's commitment to its 100% American workforce, "Despite the current global political turbulence, shifting operations and jobs offshore seem to be the norm for many U.S. companies. Rest assured that that will not happen at Sturm, Ruger. We remain confident in the ingenuity and pride of American craftsmanship that made this company the largest U.S. firearms manufacturer."

      Sturm, Ruger was founded in 1949. Since 1950 it has never failed to show an annual profit and has never required financing from outside sources. The Company's business segments are engaged in the manufacture of the world famous RUGER(R) brand of sporting and law enforcement firearms and titanium and steel investment castings for a wide variety of customers and end uses. Plants are located in Newport, New Hampshire and Prescott, Arizona. Corporate headquarters is located in Southport, Connecticut.

      The Company may, from time to time, make forward-looking statements and projections concerning future expectations. Such statements are based on current expectations and are subject to certain qualifying risks and uncertainties, such as market demand, sales levels of firearms,


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Sturm, Ruger Earnings page 4


anticipated castings sales and earnings, the need for external financing for operations or capital expenditures, the results of pending litigation against the Company including lawsuits filed by mayors, attorneys general and other governmental entities and membership organizations, and the impact of future firearms control and environmental legislation, any one or more of which could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to publish revised forward-looking statements to reflect events or circumstances after the date such forward-looking statements are made or to reflect the occurrence of subsequent unanticipated events.


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                          STURM, RUGER & COMPANY, INC.
             Condensed Consolidated Statements of Income (unaudited)
                    (in thousands, except per share amounts)

                                                      Three Months Ended
                                                           March 31,
                                                           ---------
                                         2004            %           2003            %
                                       --------      --------      --------      --------
Firearms sales .....................   $ 36,138          89.8      $ 36,483          88.7
Castings sales .....................      4,099          10.2         4,649          11.3
                                       --------      --------      --------      --------
       Net sales ...................     40,237         100.0        41,132         100.0
Cost of products sold ..............     28,026          69.7        28,695          69.8
                                       --------      --------      --------      --------
       Gross profit ................     12,211          30.3        12,437          30.2
Expenses:
       Selling .....................      4,150          10.2         3,897           9.5
       General and administrative ..      1,676           4.2         1,375           3.3
                                       --------      --------      --------      --------
                                          5,826          14.4         5,272          12.8
                                       --------      --------      --------      --------
       Operating income ............      6,385          15.9         7,165          17.4

Other income-net ...................         90           0.2           392           1.0
                                       --------      --------      --------      --------
       Income before income taxes ..      6,475          16.1         7,557          18.4

Income taxes .......................      2,596           6.5         3,030           7.4
                                       --------      --------      --------      --------
       Net income ..................   $  3,879           9.6      $  4,527          11.0
                                       ========      ========      ========      ========

Earnings per share
       Basic .......................   $   0.14                    $   0.17
       Diluted .....................   $   0.14                    $   0.17

Cash dividends per share ...........   $   0.20                    $   0.20

Average shares outstanding
       Basic .......................     26,911                      26,911
       Diluted .....................     27,008                      26,911


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
                          STURM, RUGER & COMPANY, INC.
                Condensed Consolidated Balance Sheet (unaudited)
                                 (in thousands)

                                                                       March 31,
                                                                         2004
                                                                       ---------
Assets
Cash and cash equivalents ..........................................   $   2,861
Short-term investments .............................................      48,091
Trade receivables, net .............................................      16,851
Inventories ........................................................      48,533
Deferred income taxes ..............................................       7,523
Prepaid expenses and other assets ..................................       1,624
                                                                       ---------
    Total current assets ...........................................     125,483

Property, plant and equipment ......................................     156,839
    Less depreciation ..............................................    (129,940)
                                                                       ---------
                                                                          26,899

Deferred income taxes ..............................................       7,907
Other assets .......................................................       9,989
                                                                       ---------
Total ..............................................................   $ 170,278
                                                                       =========

Liabilities and Stockholders' Equity
Trade accounts payable and
    accrued expenses ...............................................   $   5,004
Product liability ..................................................       4,000
Employee compensation ..............................................       6,601
Workers' compensation ..............................................       6,007
Income taxes .......................................................       2,386
                                                                       ---------
    Total current liabilities ......................................      23,998

Accrued pension liability ..........................................       4,738
Deferred income taxes ..............................................       7,645
Product liability accrual ..........................................       1,760

Stockholders' equity ...............................................     132,137
                                                                       ---------
Total ..............................................................   $ 170,278
                                                                       =========


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